Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces

Private Offering of $700 Million Senior Secured Second Lien Notes and Conditional

Redemption of 5.50% Senior Notes due 2022

Houston, Texas (October 13, 2021) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership”) announced today that, subject to market and other conditions, Summit Midstream Holdings, LLC, a Delaware limited liability company (“Summit Holdings”), and Summit Midstream Finance Corp., a Delaware corporation (together with Summit Holdings, the “Co-Issuers”), which are subsidiaries of the Partnership, commenced a private offering (the “Offering”) of up to $700,000,000 aggregate principal amount of Senior Secured Second Lien Notes due 2026 (the “Notes”). The Notes are expected to pay interest semi-annually and will be jointly and severally guaranteed, on a senior second-priority secured basis, by the Partnership and each restricted subsidiary of the Partnership (other than the Co-Issuers) that is an obligor under the credit agreement by and among Summit Holdings, as borrower, Bank of America, N.A., administrative agent and trustee and the several lenders and other agents party thereto (the “ABL Credit Agreement”), which Summit Holdings expects to enter into on or about the date on which the Notes are issued, or under the Co-Issuers’ 5.75% Senior Notes due 2025 on the issue date of the Notes.

The Co-Issuers intend to use the net proceeds from the Offering, together with cash on hand and borrowings under the ABL Credit Agreement to (i) repay in full all of Summit Holdings’ obligations under the Third Amended and Restated Credit Agreement, dated as of May 26, 2017 (as amended or otherwise modified from time to time), among Summit Holdings, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent (the “Revolving Credit Facility”), (ii) redeem all of the $234,047,000 in aggregate principal amount outstanding of the Co-Issuers’ 5.50% Senior Notes due 2022 (the “2022 Notes”), (iii) pay accrued and unpaid interest on the Revolving Credit Facility and 2022 Notes and (iv) for general corporate purposes, including fees and expenses associated with the Offering.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to persons other than “U.S. persons” outside the United States in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice does not constitute an offer to sell any security, including the Notes, nor a solicitation for an offer to purchase any security, including the Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

In connection with the Offering, the Co-Issuers also announced today that they plan to deliver a notice of conditional redemption (the “Redemption Notice”) calling for redemption on November 12, 2021 (the “Redemption Date”) of all the 2022 Notes at a redemption price equal to 100.0% of the principal amount of the 2022 Notes to be redeemed, plus accrued and unpaid interest, if any, on the 2022 Notes to be redeemed on the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date). The Co-Issuers intend to finance the redemption of the 2022 Notes with a portion of the net proceeds from the Offering. The Co-Issuers’ obligation to redeem the 2022 Notes will be conditioned upon the consummation, on or prior to the redemption, of certain financing transactions that results in net cash proceeds, after repayment of the Revolving Credit Facility, in an amount at least sufficient to pay the redemption price, all accrued and unpaid interest and all other amounts owing under the indenture governing the 2022 Notes. The Co-Issuers will publicly announce and notify the holders of the 2022 Notes and the trustee for the 2022 Notes if any of the foregoing conditions are not satisfied, whereupon the Redemption Notice will be revoked and the 2022 Notes will remain outstanding.

U.S. Bank National Association is the trustee for the 2022 Notes and is serving as the paying agent for the redemption. Copies of the Redemption Notice and additional information relating to the redemption of the 2022 Notes may be obtained from U.S. Bank National Association, (800) 934-6802.

The redemption of the 2022 Notes will be made solely pursuant to the Redemption Notice, and this press release shall not constitute an offer to purchase or redeem, or a solicitation of an offer to sell, the 2022 Notes.

About Summit Midstream Partners, LP

SMLP is a value-oriented limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity investment in Double E Pipeline, LLC, which is developing natural gas transmission infrastructure that will provide transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, the Co-Issuers’ intention to issue the Notes, the final terms of the Notes and the Offering, the use of proceeds therefrom and the conditional redemption of the 2022 Notes. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021, its Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 7, 2021 and its Quarterly Report on Form 10-Q for the three months ended June 30, 2021 filed with the SEC on August 9, 2021, as amended and updated from time to time. Any forward-looking statements in this press release are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact: Ross Wong, Sr. Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP

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